TABLE OF CONTENTS

ARTICLE I SECURITY INTERESTS		2
1.1	Grant of Security Interests	2
1.2	Power of Attorney	3
ARTICLE II GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS		3
2.1	Chief Executive Office/Inventory and Equipment Locations	3
2.2	State of Incorporation	3
2.3	Trade Names; Change of Name	4
ARTICLE III PROVISIONS CONCERNING ALL COLLATERAL		5
3.1	Protection of Administrative Agent's Security	5
3.2	Warehouse Receipts Non-Negotiable; Third-Party Acknowledgments	5
3.3	Further Actions	5
3.4	Financing Statements	5
ARTICLE IV REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT		5
4.1	Remedies; Obtaining the Collateral Upon Default	5
4.2	Remedies; Disposition of the Collateral	7
4.3	Waiver of Claims	7
4.4	Application of Proceeds	8
4.5	Remedies Cumulative	10
4.6	Discontinuance of Proceedings	11
ARTICLE V INDEMNITY		11
5.1	Indemnity	11
5.2	Indemnity Obligations Secured by Collateral; Survival	12
ARTICLE VI DEFINITIONS		12
ARTICLE VII MISCELLANEOUS		16
7.1	Notices	16
7.2	Waiver; Amendment	16
7.3	Obligations Absolute	17
7.4	Successors and Assigns	17
7.5	Headings Descriptive	17
7.6	Severability	17
7.7	GOVERNING LAW	17
7.8	Each Guarantor's Duties	17
7.9	Termination; Release	18
7.10	Counterparts	18
7.11	The Administrative Agent	19
7.12	US Bank	19
7.13	Additional Guarantors	19
7.14	Amended and Restated	19
ARTICLE VIII SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS; INSTRUMENTS		20
8.1	Additional Representations and Warranties	20
8.2	Maintenance of Records	20
8.3	Modification of Terms; etc	20
8.4	Collection	21
8.5	Instruments	21
8.6	Further Actions	21
ARTICLE IX SPECIAL PROVISIONS CONCERNING MARKS		21
9.1	Additional Representations and Warranties	21
9.2	Licenses and Assignments	22
9.3	Infringements	22
9.4	Preservation of Marks	22
9.5	Maintenance of Registration	22
9.6	Future Registered Marks	22
9.7	Remedies	23
ARTICLE X SPECIAL PROVISIONS CONCERNING PATENTS AND COPYRIGHTS AND TRADE SECRETS		23
10.1	Additional Representations and Warranties	23
10.2	Licenses and Assignments	24
10.3	Infringements	24
10.4	Maintenance of Patents	24
10.5	Prosecution of Patent Application	24
10.6	Other Patents and Copyrights	24
10.7	Remedies	24

ANNEX A	Schedule of Chief Executive Offices
ANNEX B	Schedule of Inventory and Equipment Locations
ANNEX C	Schedule of Trade, Fictitious and Other Names
ANNEX D	Schedule of Marks
ANNEX E	Schedule of License Agreements and Assignments
ANNEX F	Schedule of Patents and Copyrights
ANNEX G	Schedule of Copyrights and Applications
ANNEX H	Assignment of Security Interest in U.S. Trademarks and Patents
ANNEX I	Assignment of Security Interest in U.S. Copyrights

      xxx

AMENDED AND RESTATED

SUBSIDIARY GUARANTOR SECURITY AGREEMENT

between

VISION-EASE LENS, INC.,

VISION-EASE LENS AZUSA, INC.,

DEUTSCHE BANK TRUST COMPANY AMERICAS
(formerly named Bankers Trust Company),
as Administrative Agent

and

U.S. BANK NATIONAL ASSOCIATION

Dated as of September 27, 2002

AMENDED AND RESTATED SUBSIDIARY GUARANTOR SECURITY AGREEMENT

THIS AMENDED AND RESTATED SUBSIDIARY GUARANTOR SECURITY AGREEMENT (this "Agreement"), dated as of September 27, 2002, is among the undersigned (each a "Guarantor" and, together with any other entity that becomes party hereto pursuant to Section 7.13 hereof, collectively, the "Guarantors"), DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly named Bankers Trust Company), as administrative agent (the "Administrative Agent") and U.S. BANK NATIONAL ASSOCIATION ("US Bank") for the benefit of (i) the Lenders and the Agent under the Credit Agreement hereinafter referred to (such Lenders and the Agent are hereinafter called the "Bank Creditors"), (ii) if one or more Lenders (or any Affiliate thereof) enter into one or more (A) interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements), (B) foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values and/or (C) other types of hedging agreements from time to time (collectively, the "Interest Rate Protection or Other Hedging Agreements") with, or guaranteed by, Borrower, any such Lender or Lenders or any Affiliate of such Lender or Lenders (even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason) so long as any such Lender or Affiliate participates in the extension of such Interest Rate Protection or Other Hedging Agreements and their subsequent assigns, if any (collectively, the "Other Creditors") and (iii) US Bank as lender under the US Bank Letter of Credit Facility (as defined below) (the "LC Creditor" and, together with the Other Creditors and the Bank Creditors, hereinafter called the "Secured Creditors").  Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as hereinafter defined) shall be used herein as so defined.

W I T N E S S E T H :

WHEREAS, BMC Industries, Inc. (the "Borrower"), the financial institutions (the "Lenders") from time to time party thereto and Bankers Trust Company, as Administrative Agent (together with any successor agent, the "Agent"), have entered into an Amended and Restated Credit Agreement, dated as of June 25, 1998, providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph, as in effect on the date hereof and as amended by that certain Second Amendment and Restatement Agreement dated as of October 12, 2001 and as amended and restated by that certain Third Amended and Restated Credit Agreement dated as of the date hereof, as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of or restructuring of all or any portion of the Indebtedness under such agreement or any successor agreements);

WHEREAS, Borrower may at any time and from time to time enter into, or guarantee, one or more Interest Rate Protection or Other Hedging Agreements with one or more Other Creditors;

WHEREAS, Borrower, Administrative Agent and US Bank previously entered into a Security Agreement dated as of October 12, 2001 (the "Original Security Agreement");

WHEREAS, it is a condition precedent to each of the above-described extensions of credit that Borrower shall have executed and delivered this Agreement which shall amend and restate the Original Security Agreement in its entirety; and

WHEREAS, pursuant to the Amended and Restated Subsidiary Guarantee Agreement, dated October 12, 2001, each Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of certain obligations of Borrower and each Guarantor under or with respect to the Loan Documents, the Interest Rate Protection or Other Hedging Agreements and the US Bank Letter of Credit Facility (provided that at no time shall there be more than $2,000,000 under the US Bank Letter of Credit Facility secured by the Security Documents);

WHEREAS, each Guarantor desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph;

NOW, THEREFORE, in consideration of the extensions of credit to be made to Borrower and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Administrative Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Administrative Agent for the benefit of the Secured Creditors as follows:

ARTICLE I
SECURITY INTERESTS

1.1              Grant of Security Interests.  (a)  As security for the prompt and complete payment and performance when due of all of the Obligations, each Guarantor does hereby pledge and grant to the Administrative Agent for the benefit of the Secured Creditors, a continuing security interest of first priority (subject to Liens evidenced by Permitted Filings and other Permitted Liens) in, all of the right, title and interest of such Guarantor in, to and under all of the following, whether now existing or hereafter from time to time acquired:  (i) each and every Account, (ii) all Contracts, together with all Contract Rights arising thereunder, (iii) all Inventory, (iv) all Equipment, (v) Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Guarantor symbolized by the Marks, (vi) all Patents and Copyrights, and all reissues, renewals or extensions thereof, (vii) all computer programs of such Guarantor and all intellectual property rights therein and all other proprietary information of such Guarantor, including, but not limited to, Trade Secrets, (viii) all other Goods, General Intangibles, Chattel Paper, Documents, Investment Property and Instruments, and (ix) policies now or at any time hereafter in the possession or under control of such Guarantor or its respective bailees and any interest therein, (xii) all vehicles, aircraft, vessels, barges, railcars, rolling stock and fixtures owned by such Guarantor, together with accessions thereto and replacement parts therefor, and (xiii) all Proceeds and products of any and all of the foregoing (all of the above, collectively, the "Collateral").

(b)  The security interests of the Administrative Agent under this Agreement extend to all Collateral of the kind which is the subject of this Agreement which any Guarantor may acquire at any time during the continuation of this Agreement.

1.2              Power of Attorney.   Each Guarantor hereby constitutes and appoints the Administrative Agent its true and lawful attorney, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Guarantor or otherwise), in the Administrative Agent's reasonable discretion, to take any action and to execute any instrument required by this Agreement if such Guarantor has failed to do so after demand by the Administrative Agent.

ARTICLE II
GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Guarantor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

2.1              Chief Executive Office/Inventory and Equipment Locations.  The chief executive office of such Guarantor is located at the address indicated on Annex A hereto.  All Inventory and Equipment held on the date hereof by such Guarantor is located at one of the locations shown on Annex B hereto (other than (i) immaterial portions of Inventory or Equipment or (ii) Equipment out for repair).    Prior to January 1, 2002, such Guarantor shall not (x) move its chief executive office to any of the States of Mississippi, Alabama or Florida, or (y) move any Inventory or Equipment to any of the States of Mississippi, Alabama or Florida until (i) it shall have given to the Administrative Agent not less than 30 days' prior written notice of its intention to do so, (ii) with respect to such move, it shall have taken all action, reasonably satisfactory to the Administrative Agent, to maintain the security interest of the Administrative Agent in the Collateral intended to be granted and perfected under the Uniform Commercial Code hereby at all times fully perfected and in full force and effect, (iii) at the reasonable request of the Administrative Agent, it shall have furnished a customary opinion of counsel reasonably acceptable to the Administrative Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby and (iv) the Administrative Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

2.2              State of Incorporation.  The state of incorporation of each Guarantor is indicated on Annex A hereto.  No Guarantor will change its state of incorporation except as in accordance with the last sentence of this Section 2.2.  No Guarantor shall establish a new state of incorporation until (i) it shall have given to the Administrative Agent not less than 30 days' prior written notice of its intention to do so, clearly describing such new state of incorporation and providing such other information in connection therewith as the Administrative Agent may reasonably request, (ii) with respect to such new state of incorporation, it shall have taken all action, reasonably satisfactory to the Administrative Agent, to maintain the security interest of the Administrative Agent in the Collateral intended to be granted and perfected under the Uniform Commercial Code hereby at all times fully perfected and in full force and effect, (iii) at the reasonable request of the Administrative Agent, it shall have furnished a customary opinion of counsel reasonably acceptable to the Administrative Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby and (iv) the Administrative Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

2.3              Trade Names; Change of Name.  No Guarantor operates in any jurisdiction under, nor in the preceding 12 months has operated in any jurisdiction under, any trade names, fictitious names or other names (including, without limitation, any names of divisions or operations) except its legal name and such other trade, fictitious or other names as are listed on Annex C hereto.  The corporation identification number or other applicable formation identification number shall be set forth across from the exact legal name of each Guarantor identified in Annex C.  No Guarantor shall change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name in any manner which might make any financing statement or continuation statement filed in connection therewith seriously misleading except those names listed on Annex C hereto and new names (including, without limitation, any names of divisions or operations) established in accordance with the last sentence of this Section 2.3.  No Guarantor shall assume or operate in any jurisdiction under any new trade, fictitious or other name that would make any financing statement or continuation statement filed in connection therewith, seriously misleading until (i) it shall have given to the Administrative Agent not less than 30 days' prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Administrative Agent may reasonably request, (ii) with respect to such new name, it shall have taken all action to maintain the security interest of the Administrative Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect, (iii) at the reasonable request of the Administrative Agent, it shall have furnished a customary opinion of counsel reasonablyacceptable to the Administrative Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and (iv) the Administrative Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

ARTICLE III
PROVISIONS CONCERNING ALL COLLATERAL

3.1              Protection of Administrative Agent's Security.  No Guarantor will do anything to impair the rights of the Administrative Agent in the Collateral other than dispositions, the creation of Liens and other encumbrances and other actions permitted hereunder and under the Credit Agreement and other Loan Documents.

3.2              Warehouse Receipts Non-Negotiable; Third-Party Acknowledgments.  Each Guarantor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).  Where Collateral with a fair market value of greater than $100,000 is in the possession of a third party, each Guarantor will promptly notify Administrative Agent of the occurrence of any such fact and will join with the Administrative Agent in notifying the third party of the Administrative Agent's security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of the Administrative Agent.

3.3              Further Actions.   Each Guarantor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Administrative Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

3.4              Financing Statements.   Each Guarantor agrees to deliver to the Administrative Agent such financing statements, in form reasonably acceptable to the Administrative Agent, as the Administrative Agent may from time to time reasonably request or as are reasonably  necessary (or desirable in the reasonable opinion of the Administrative Agent) to establish and maintain a valid, enforceable, first priority perfected security interest (subject only to Permitted Liens) in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law.  Each Guarantor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral.  Each Guarantor hereby authorizes the Administrative Agent to file any such Uniform Commercial Code financing statements without the signature of such Guarantor where permitted by law.

ARTICLE IV
REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

4.1              Remedies; Obtaining the Collateral Upon Default.  Each Guarantor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, subject to any mandatory requirements of applicable law then in effect, the Administrative Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:

(a)            personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Guarantor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Guarantor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Guarantor; and

(b)            instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Administrative Agent and may exercise any and all remedies of such Guarantor in respect of such Collateral; and

(c)            sell, assign or otherwise liquidate, or direct such Guarantor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation; and

(d)            take possession of the Collateral or any part thereof, by directing such Guarantor in writing to deliver the same to the Administrative Agent at any place or places reasonably designated by the Administrative Agent, in which event such Guarantor shall at its own expense:

(i)             forthwith cause the same to be moved to the place or places so designated by the Administrative Agent and there delivered to the Administrative Agent, and

(ii)             store and keep any Collateral so delivered to the Administrative Agent at such place or places pending further action by the Administrative Agent as provided in Section 6.2 hereof, and

(iii)             while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; and

(e)            license or sublicense (to the extent not in violation of the license), whether on an exclusive or nonexclusive basis, any Marks (together with associated goodwill), Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Administrative Agent shall in its sole judgment determine (taking into account such provisions as may be necessary to protect and preserve such Marks, Patents or Copyrights); and

it being understood that each Guarantor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Administrative Agent shall be entitled to seek a decree requiring specific performance by such Guarantor of said obligation.

4.2              Remedies; Disposition of the Collateral.  If an Event of Default shall have occurred and be continuing, then any Collateral repossessed by the Administrative Agent under or pursuant to Section 4.1 hereof and any other Collateral whether or not so repossessed by the Administrative Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Administrative Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable.  Any of the Collateral may be so sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Administrative Agent or after any overhaul or repair at the expense of the relevant Guarantor which the Administrative Agent shall determine to be commercially reasonable.   Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days' written notice to the relevant Guarantor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of such Guarantor or any nominee of such Guarantor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified.  Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days' written notice to the relevant Guarantor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Administrative Agent's option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in the City of New York or in such other locations as may be necessary in order for the sale to be "commercially reasonable" (as such term is used in Article 9 Part V of the New York Uniform Commercial Code).  To the extent permitted by any such requirement of law, the Administrative Agent and the Secured Creditors may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to such Guarantor.  If, under mandatory requirements of applicable law, the Administrative Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Guarantor as hereinabove specified, the Administrative Agent need give such Guarantor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law.  Each Guarantor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Guarantor's expense.

4.3              Waiver of Claims.   Except as otherwise provided in this Agreement, EACH GUARANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE ADMINISTRATIVE AGENT'S TAKING POSSESSION OR THE ADMINISTRATIVE AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH SUCH GUARANTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and each Guarantor hereby further waives, to the extent permitted by law:

(a)            all damages occasioned by such taking of possession except any damages which are the direct result of the Administrative Agent's gross negligence or willful misconduct;

(b)            all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent's rights hereunder; and

(c)            all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and such Guarantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of such Guarantor therein and thereto, and shall be a perpetual bar both at law and in equity against such Guarantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Guarantor.

4.4              Application of Proceeds.  (a)  All moneys collected by the Administrative Agent (or, to the extent the Pledge Agreement or any Mortgage to which any Guarantor is a party requires proceeds of Collateral under such agreement to be applied in accordance with the provisions of this Agreement, the Pledgee or Mortgagee under such other agreement) upon any sale or other disposition of the Collateral, together with all other moneys received by the Administrative Agent hereunder, shall be applied as follows:

(i)            first, to the payment of all amounts owing the Administrative Agent of the type described in clauses (iii) and (iv) of the definition of "Obligations";

(ii)            second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 4.4(e) hereof, with each Secured Creditor receiving an amount equal to such outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

(iii)            third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 4.4(e), with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

(iv)            fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to Section 7.9(a) hereof, to such Guarantor or to whomever may be lawfully entitled to receive such surplus.

(b)         For purposes of this Agreement (i) "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (ii) "Primary Obligations" shall mean (A) in the case of the Credit Agreement Obligations, all principal of, and interest on, all Loans, all Unpaid Drawings theretofore made (together with all interest accrued thereon), and the aggregate Stated Amounts of all Letters of Credit issued (or deemed issued) under the Credit Agreement, and all Fees and (B) in the case of the Other Obligations, all amounts due under the Interest Rate Protection or Other Hedging Agreements (other than indemnities, fees (including, without limitation, attorneys' fees) and similar obligations and liabilities) and (iii) "Secondary Obligations" shall mean all Obligations other than Primary Obligations.

(c)         When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 4.4 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations.  If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

(d)         Each of the Secured Creditors agrees and acknowledges that if the Bank Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued (or deemed issued) under the Credit Agreement (which shall only occur after all outstanding Loans and Unpaid Drawings with respect to such Letters of Credit have been paid in full), such amounts shall be paid to the Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Bank Creditors, as cash security for the repayment of Obligations owing to the Bank Creditors as such.  If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash security to the repayment of all Obligations owing to the Bank Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Agent to the Administrative Agent for distribution in accordance with Section 4.4(a) hereof.

(e)         Except as set forth in Section 4.4(d) hereof, all payments required to be made hereunder shall be made (i) if to the Bank Creditors, to the Agent under the Credit Agreement for the account of the Bank Creditors, and (ii) if to the Other Creditors, to the trustee, paying agent or other similar representative (each a "Representative") for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors.

(f)          For purposes of applying payments received in accordance with this Section 4.4, the Administrative Agent shall be entitled to rely upon (i) the Agent under the Credit Agreement and (ii) the Representative for the Other Creditors or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Agent, each Representative for any Secured Creditors and the Secured Creditors agree (or shall agree) to provide upon request of the Administrative Agent) of the outstanding Primary Obligations and Secondary Obligations owed to the Bank Creditors or the Other Creditors, as the case may be.  Unless it has actual knowledge (including by way of written notice from a Bank Creditor or an Other Creditor) to the contrary, the Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Administrative Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding.  Unless it has actual knowledge (including by way of written notice from an Other Creditor) to the contrary, the Administrative Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection or Other Hedging Agreements are in existence.

(g)         It is understood and agreed that each Guarantor shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the sums referred to in clauses (i) through (iii), inclusive, of Section 4.4(a) hereof.

4.5              Remedies Cumulative.   Each and every right, power and remedy hereby specifically given to the Administrative Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the Interest Rate Protection or Other Hedging Agreements, the other Loan Documents or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Administrative Agent.   All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others.   No delay or omission of the Administrative Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations and no course of dealing between any Guarantor and the Administrative Agent or any holder of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein.  No notice to or demand on any Guarantor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Administrative Agent to any other or further action in any circumstances without notice or demand.  In the event that the Administrative Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Administrative Agent may recover reasonable expenses, including reasonable attorneys' fees, and the amounts thereof shall be included in such judgment.

4.6              Discontinuance of Proceedings.  In case the Administrative Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case each Guarantor, the Administrative Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement (except to the extent of any such adverse determination), and all rights, remedies and powers of the Administrative Agent shall continue (a) as if no such proceeding had been instituted, in the case of any such proceeding so discontinued or abandoned, or (b) as if no proceeding had been instituted, except to the extent of the determination, in the case of any such proceeding so adversely determined.

ARTICLE V
INDEMNITY

5.1              Indemnity.  (a)  Each Guarantor agrees to indemnify and hold harmless the Administrative Agent and each Secured Creditor and their respective successors, assigns, employees, agents and servants (individually an "Indemnitee," and collectively the "Indemnitees") from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and to reimburse each Indemnitee for all costs and expenses, including reasonable attorneys' fees, growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any Interest Rate Hedging Agreement or under any other Loan Document (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee).  If and to the extent that the obligations of such Guarantor under this Section 5.1(a) are unenforceable for any reason, such Guarantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

(b)         Without limiting the application of Section 5.1(a) hereof, each Guarantor agrees to pay, or reimburse the Administrative Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Administrative Agent's Liens on, and security interest in, the Collateral, including, without limitation, all reasonable fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Administrative Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(c)         Without limiting the application of Section 5.1(a) or (b) hereof, each Guarantor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by such Guarantor in this Agreement, any Interest Rate Protection or Other Hedging Agreement, any other Loan Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement, any Interest Rate Protection or Other Hedging Agreement or any other Loan Document.

(d)         If and to the extent that the obligations of any Guarantor under this Section 5.1 are unenforceable for any reason, each Guarantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

5.2              Indemnity Obligations Secured by Collateral; Survival.  Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral prior to the release of the Collateral pursuant to the terms hereof.  The indemnity obligations of each Guarantor contained in this Article V shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Interest Rate Protection or Other Hedging Agreements and the payment of all other Obligations (but excluding any unasserted contingent and indemnification obligations which survive the termination hereof) and notwithstanding the discharge thereof.

ARTICLE VI
DEFINITIONS

The following terms shall have the meanings herein specified.  Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

"Account" shall have the meaning provided in the Uniform Commercial Code.

"Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement.

"Agent" shall have the meaning provided in the first WHEREAS clause of this Agreement.

"Agreement" shall mean this Amended and Restated Security Agreement as the same may be modified, supplemented, extended, renewed, replaced, restated or amended from time to time in accordance with its terms.

"Guarantor" shall have the meaning provided in the first paragraph of this Agreement.

"Bank Creditor" shall have the meaning provided in the first paragraph of this Agreement.

"Borrower" shall have the meaning provided in the first WHEREAS clause of this Agreement.

"Chattel Paper" shall have the meaning provided in the Uniform Commercial Code.

"Class" shall have the meaning provided in Section 7.2 of this Agreement.

"Collateral" shall have the meaning provided in Section 1.1(a) of this Agreement.

"Contract Rights" shall mean all rights of a Guarantor (including, without limitation, all rights to payment) under each Contract.

"Contracts" shall mean all contracts between a Guarantor and one or more additional parties (including, without limitation, (i) each partnership agreement to which a Guarantor is a party and (ii) any Interest Rate Protection or Other Hedging Agreements), but excluding licenses, agreements and leases, which are immaterial to the operations of an Guarantor, to the extent that the terms thereof prohibit the assignment of, or granting of a security interest in, such licenses, agreements or leases.

"Copyrights" shall mean any United States copyright which a Guarantor now owns or hereafter acquires, including any registrations of any Copyrights in the United States Copyright Office, as well as any application for a United States copyright registration now or hereafter made with the United States Copyright Office by a Guarantor.

"Credit Agreement" shall have the meaning provided in the first WHEREAS clause of this Agreement.

"Credit Agreement Obligations" shall have the meaning provided in the definition of "Obligations" in this Article VI.

"Default" shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

"Deposit Accounts" shall have the meaning provided in the Uniform Commercial Code.

"Documents" shall have the meaning provided in the Uniform Commercial Code.

"Equipment" shall mean any "equipment," as such term is defined in the Uniform Commercial Code, now or hereafter owned by a Guarantor.

"Event of Default" shall mean any Event of Default under, and as defined in, the Credit Agreement and shall in any event, without limitation, include any payment default on any of the Obligations after the expiration of any applicable grace period.

"General Intangibles" shall have the meaning provided in the Uniform Commercial Code.

"Goods" shall have the meaning provided in the Uniform Commercial Code.

"Indemnitee" shall have the meaning provided in Section 5.1 of this Agreement.

"Instrument" shall have the meaning provided in Article 9 of the Uniform Commercial Code.

"Interest Rate Protection or Other Hedging Agreements" shall have the meaning provided in the first paragraph of this Agreement.

"Inventory" shall mean all "inventory" as such term is defined in the Uniform Commercial Code, now or hereafter owned by a Guarantor.

"Investment Property" shall have the meaning ascribed thereto in Article 9 of the UCC.

"LC Creditor" shall have the meaning provided in the first WHEREAS clause of this Agreement.

"Lenders" shall have the meaning provided in the first WHEREAS clause of this Agreement.

"Lenders" shall have the meaning provided in the first WHEREAS clause of this Agreement.

"Letter-of-Credit Rights" shall have the meaning provided in the Uniform Commercial Code.

"Marks" shall mean all right, title and interest in and to any trademarks and service marks and trade names now held or hereafter acquired by a Guarantor, which are registered in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof or any political subdivision thereof and any application for such trademarks and service marks, as well as any unregistered marks used by a Guarantor in the United States and trade dress including logos, designs, trade names, company names, business names, fictitious business names and other business identifiers in connection with which any of these registered or unregistered marks are used in the United States, but excluding all intent-to-use trademark applications for which an application to allege use under 15 U.S.C. §1051(c) and/or for which a statement of use under 15 U.S.C. §1051(d) has not been filed, which applications are identified in Annex D (III).

"Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including, without limitation, all "Obligations" as such term is defined in the Credit Agreement and all obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of Borrower and each Guarantor now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Loan Document to which Borrower or any Guarantor is a Party and the due performance and compliance by Borrower and each Guarantor with all of the terms, conditions and agreements contained in each such Loan Document (all such obligations and liabilities being herein collectively called the "Credit Agreement Obligations"); (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of Borrower now existing or hereafter incurred under, arising out of or in connection with (x) any Interest Rate Protection or Other Hedging Agreement, whether such Interest Rate Protection or Other Hedging Agreement is now in existence or hereafter arising and the due performance and compliance by Borrower with all of the terms, conditions and agreements contained therein and (y) the US Bank Letter of Credit Facility up to a maximum amount of $2,000,000 (provided that at no time shall there be more than $2,000,000 under the US Bank Letter of Credit Facility secured by the Security Documents) (all such obligations and liabilities described in this clause (ii) being herein collectively called the "Other Obligations"); (iii) any and all sums advanced by the Administrative Agent in order to preserve the Collateral or preserve its security interest in the Collateral; (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of Borrower or any Guarantor referred to in clauses (i) and (ii), after an Event of Default shall have occurred and be continuing, the reasonable expenses of taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Administrative Agent of its rights hereunder, together with reasonable attorneys' fees and court costs; and (v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 6.1 of this Agreement.  It is acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

"Other Creditors" shall have the meaning provided in the first paragraph of this Agreement.

"Other Obligations" shall have the meaning provided in the definition of "Obligations" in this Article VI.

"Patents" shall mean any United States patent now or hereafter owned by a Guarantor, as well as any application for a United States patent now or hereafter owned by such Guarantor, but excluding patents and applications for patents that such Guarantor is prohibited by written contract from assigning or granting a security interest in.

"Permitted Filings" shall mean any filing or similar item that was a matter of public record on October 12, 2001, with respect to Collateral secured by the Original Security Agreement, or on the date hereof, with respect to any other Collateral.

"Primary Obligations" shall have the meaning provided in Section 4.4(b) of this Agreement.

"Pro Rata Share" shall have the meaning provided in Section 4.4(b) of this Agreement.

"Proceeds" shall have the meaning provided in the Uniform Commercial Code.

"Representative" shall have the meaning provided in Section 5.4(e) of this Agreement.

"Required Secured Creditors" shall mean (i) the Required Lenders (or, to the extent required by Article XI of the Credit Agreement, all of the Lenders) under the Credit Agreement so long as any Credit Agreement Obligations remain outstanding and (ii) in any situation not covered by preceding clause (i), the holders of a majority of the outstanding principal amount of the Other Obligations.

"Requisite Creditors" shall have the meaning provided in Section 7.2 of this Agreement.

"Secondary Obligations" shall have the meaning provided in Section 4.4(b) of this Agreement.

"Secured Creditors" shall have the meaning provided in the first paragraph of this Agreement.

"Termination Date" shall have the meaning provided in Section 7.9 of this Agreement.

"Trade Secrets" shall mean any know-how, technology, product formulations, procedures and product and manufacturing specifications or standards now or hereafter utilized by a Guarantor in such Guarantor's business.

"Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code as now or hereafter in effect from time to time in the State of New York or any other applicable jurisdiction.

"US Bank Letter of Credit Facility" means that certain revolving letter of credit facility in effect on the date hereof pursuant to that certain Continuing Reimbursement Agreement for Commercial Letters of Credit, dated as of July 14, 2000 by and among the LC Creditor and the Borrower providing for commercial letters of credit; provided, however, that at no time shall there be more than a maximum amount of $2,000,000 under the US Bank Letter of Credit Facility secured by the Security Documents.

ARTICLE VII
MISCELLANEOUS

7.1              Notices.  All such notices and communications hereunder shall be sent or delivered in accordance with the terms of the Credit Agreement.

7.2              Waiver; Amendment.   None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Guarantor and the Administrative Agent (with the written consent of the Required Lenders, or to the extent required by Section 11.1 of the Credit Agreement, all the Lenders); provided, however, that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such affected Class.  For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (i) the Bank Creditors as holders of the Credit Agreement Obligations or (ii) the Other Creditors as the holders of the Other Obligations; and the term "Requisite Creditors" of any Class shall mean each of (A) with respect to the Credit Agreement Obligations, the Required Lenders and (B) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agreements.

7.3              Obligations Absolute.   The obligations of each Guarantor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Guarantor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement, any other Loan Document or any Interest Rate Protection or Other Hedging Agreement except as specifically set forth in a waiver granted pursuant to Section 7.2 hereof; or (c) any amendment to or modification of any Loan Document or any Interest Rate Protection or Other Hedging Agreement or any security for any of the Obligations; whether or not such Guarantor shall have notice or knowledge of any of the foregoing.

7.4              Successors and Assigns.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the Administrative Agent, each Secured Creditor and each Guarantor and their respective successors and assigns, provided that no Guarantor may transfer or assign any or all of its rights or obligations hereunder without the written consent of the Required Secured Creditors.  All agreements, statements, representations and warranties made by each Guarantor herein or in any certificate or other instrument delivered by such Guarantor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement, the other Loan Documents and the Interest Rate Protection or Other Hedging Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

7.5              Headings Descriptive.   The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

7.6              Severability.   Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.7              GOVERNING LAW.   THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

7.8              Each Guarantor's Duties.  It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Guarantor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Administrative Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Administrative Agent be required or obligated in any manner to perform or fulfill any of the obligations of such Guarantor under or with respect to any Collateral.

7.9              Termination; Release.   (a)  After the Termination Date, this Agreement shall automatically terminate (provided that all indemnities set forth herein including, without limitation, in Section 5.1 hereof shall survive such termination) and the Administrative Agent, at the request and expense of the Guarantors, will execute and deliver to each Guarantor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to each Guarantor (without recourse and without any representation or warranty) such of the Collateral of such Guarantor as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.  As used in this Agreement, "Termination Date" shall mean the date upon which all Interest Rate Protection or Other Hedging Agreements have been terminated, no Note under the Credit Agreement is outstanding (and all Loans have been repaid in full), all Letters of Credit have been terminated and all Obligations (as defined in the Credit Agreement) then outstanding (other than any indemnities described in Section 5.1 hereof and in Section 11.4 of the Credit Agreement with respect to which no claim has been asserted) have been paid in full in cash.

(b)         In the event that any part of the Collateral is sold or otherwise disposed of in connection with a sale or other disposition permitted by Section 8.7 of the Credit Agreement or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 11.1 of the Credit Agreement) and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of Section 4.4 of the Credit Agreement, to the extent required to be so applied, such Collateral will be sold free and clear of the Liens created by this Agreement and the Administrative Agent, at the request and expense of the Guarantors, will duly assign, transfer and deliver to the relevant Guarantor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.  The Administrative Agent shall also be entitled to and is hereby authorized and directed to duly assign, transfer and deliver such of the Collateral as provided in Section 11.20(b) of the Credit Agreement.

(c)         At any time that an Guarantor desires that the Administrative Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 7.9(a) or (b), as the case may be, it shall deliver to the Administrative Agent a certificate signed by an Authorized Officer stating that the release of the respective Collateral is permitted pursuant to Section 7.9(a) or (b), as the case may be.

(d)         The Administrative Agent shall have no liability whatsoever to any Secured Creditor as a result of any release of Collateral by it in accordance with this Section 7.9.

7.10          Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with each Guarantor and the Administrative Agent.

7.11          The Administrative Agent.  The Administrative Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement.  It is expressly understood and agreed by the parties hereto and each Secured Creditor, by accepting the benefits of this Agreement, acknowledges and agrees that the obligations of the Administrative Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and as provided in the Uniform Commercial Code in the State of New York.   The Administrative Agent shall act hereunder on the terms and conditions set forth in Article IX and Section 11.18 of the Credit Agreement.

7.12          US Bank.  (a) US Bank as LC Creditor under the US Bank Letter of Credit Facility and in its capacity as a Secured Party hereunder hereby irrevocably designates and appoints Bankers Trust Company as Administrative Agent under this Agreement and irrevocably authorizes Bankers Trust Company to act as its Administrative Agent and to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent under this Agreement and the Loan Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary in this Agreement, the Administrative Agent shall not have any duties or responsibilities with respect to US Bank in its capacity LC Creditor under the US Bank Letter of Credit Facility or any fiduciary relationship with US Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

            (b)            For avoidance of doubt, US Bank expressly acknowledges that all rights and remedies of the Administrative Agent hereunder shall be exercised by the Administrative Agent in accordance with the applicable provisions of the Credit Agreement, and no consent of, or notice to, US Bank shall be required with respect thereto and US Bank shall not undertake any separate action with respect to the Collateral.  The sole right of US Bank hereunder shall be to receive its proportionate share of any proceeds received by the Administrative Agent hereunder in accordance with the terms hereof.

7.13          Additional Guarantors.   It is understood and agreed that any Subsidiary of Borrower that is required to become a party to this Agreement after the Restatement Date pursuant to Section 7.12 of the Credit Agreement shall automatically become a party hereunder upon the execution and delivery by such Subsidiary of an instrument in the form of Exhibit A hereto and the delivery of same to the Administrative Agent, with the same force and effect as if originally named as a party herein.  The execution and delivery of any instrument adding an additional party to this Agreement shall not require the consent of any party hereunder or of any Secured Creditor.  The rights and obligations of each party hereunder shall remain in full force and effect notwithstanding the addition of any new party hereto.

7.14          Amended and Restated.   This Agreement amends and restates the Subsidiary Guarantor Security Agreement, dated October 12, 2001, among Deutsche Bank Trust Company Americas, U.S. Bank National Association, Vision-Ease Lens, Inc. and Vision-Ease Lens Azusa, Inc. (the "Original Subsidiary Guarantor Security Agreement") and is not in satisfaction of payment of any obligations thereunder and does not constitute a novation of the Original Subsidiary Guarantor Security Agreement but rather shall relate back to the time of the Original Subsidiary Guarantor Security Agreement for the purposes of filing and perfection.

ARTICLE VIII
SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS; INSTRUMENTS

8.1              Additional Representations and Warranties.  As of the time when each of its Accounts arises, each Guarantor shall be deemed to have represented and warranted that such Account, and all records, papers and documents of each Guarantor relating thereto (if any) are genuine and in all material respects what they purport to be, and that all papers and documents of Guarantor (if any) relating thereto to the best knowledge of each Guarantor (i) will represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) will be the only original writings of Guarantor and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (iii) will evidence true and valid obligations, enforceable in accordance with their respective terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and general principles of equityand (iv) will be in material compliance and will conform in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

8.2              Maintenance of Records.  Each Guarantor will keep and maintain at its own cost and expense accurate and complete records of its Accounts and Contracts, including, but not limited to, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Guarantor will make the same available on such Guarantor's premises to the Administrative Agent for inspection, at such Guarantor's own cost and expense (not to exceed reasonable costs and expenses), at any and all reasonable times upon prior notice to an Responsible Officer of such Guarantor.  At the request of the Administrative Agent and upon the occurrence and during the continuance of an Event of Default, each Guarantor shall, at its own cost and expense, deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records to the Administrative Agent or to its representatives (copies of which evidence and books and records may be retained by such Guarantor).  Upon the occurrence and during the continuance of an Event of Default, if the Administrative Agent so directs, each Guarantor shall legend, in form and manner reasonably satisfactory to the Administrative Agent, the Accounts and the Contracts, as well as books, records and documents of such Guarantor evidencing or pertaining to such Accounts and Contracts with an appropriate reference to the fact that the Administrative Agent and that the Administrative Agent has a security interest therein.

8.3              Modification of Terms; etc.  No Guarantor shall rescind or cancel any indebtedness evidenced by any Account or under any Contract, or modify any term relating to such indebtedness or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Account or Contract, or interest therein, without the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed), except as permitted by Section 8.4 hereof or the Credit Agreement.  Each Guarantor will duly fulfill in all material respects all obligations on its part to be fulfilled under or in connection with the Accounts and Contracts and will do nothing to impair the rights of the Administrative Agent in the Accounts or Contracts.

8.4              Collection.   Each Guarantor shall endeavor to cause to be collected from the account debtor named in each of its Accounts or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with sound business judgement) any and all amounts owing under or on account of such Account or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account or under such Contract, except that, unless an Event of Default has occurred and is continuing, each Guarantor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Guarantor finds appropriate in accordance with sound business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons which such Guarantor finds appropriate in accordance with sound business judgment.  The reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) of collection, whether incurred by a Guarantor or the Administrative Agent, shall be borne by such Guarantor.

8.5              Instruments.  If any Guarantor owns or acquires any Instrument constituting Collateral, such Guarantor will within 15 days notify the Administrative Agent thereof, and upon request by the Administrative Agent will promptly deliver such Instrument to the Administrative Agent appropriately endorsed to the order of the Administrative Agent as further security hereunder.

8.6              Further Actions.   Each Guarantor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to its Accounts, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Administrative Agent may reasonably require.

ARTICLE IX
SPECIAL PROVISIONS CONCERNING MARKS

9.1              Additional Representations and Warranties.  Each Guarantor represents and warrants that it is the true and lawful exclusive owner of or otherwise has the right to use the Marks listed in Annex D(I) and D(II) hereto for such Guarantor and that said listed Marks include all the United States federal trademark registrations or applications registered in the United States Patent and Trademark Office.  Each Guarantor represents and warrants that it owns or is licensed to use or is not prohibited from using all Marks that it uses.  Each Guarantor further warrants that, except as set forth in Annex D(IV), it is aware of no third party claim that any aspect of such Guarantor's present or contemplated business operations infringes or will infringe any Mark.  Each Guarantor represents and warrants that it is the owner of record of or otherwise has the right to use all United States registrations and applications listed in Annex D(I) and D(II) hereto and that said registrations are valid, subsisting, have not been canceled and that, except as set forth in Annex D(IV), No Guarantor is aware of any third-party claim that any of said registrations is invalid or unenforceable.  Each Guarantor hereby grants to the Administrative Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Mark and associated goodwill, and record the same.

9.2              Licenses and Assignments.  Other than the license agreements listed on Annex E hereto and any extensions or renewals thereof, each Guarantor hereby agrees not to divest itself of any right under any Mark absent prior written approval of the Administrative Agent (which shall not be unreasonably withheld or delayed), except that such Guarantor may license any of its rights in such a Mark in the ordinary course of business provided that such license does not materially interfere with the business of such Guarantor.

9.3              Infringements.   Each Guarantor agrees, promptly upon learning thereof, to notify the Administrative Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to (except for any privileged communication), any party who may be infringing or otherwise violating any of such Guarantor's rights in and to any Mark to the extent that such Guarantor reasonably believes that such infringement or violation is material to its business, or with respect to any party claiming that Borrower's use of any Mark violates any property right of that party.  Each Guarantor further agrees, if consistent with good business practice and unless otherwise agreed by the Administrative Agent, to diligently prosecute any Person infringing any Mark to the extent that such Guarantor reasonably believes that such infringement is material to its business.

9.4              Preservation of Marks.   Each Guarantor agrees to use its Marks in interstate commerce during the time in which this Agreement is in effect, sufficiently to preserve such Marks as trademarks or service marks registered under the laws of the United States; provided that, to the extent permitted by the Credit Agreement, no Guarantor shall be obligated to preserve any Mark in the event such Guarantor determines, in its reasonable business judgment, that the preservation of such Mark is no longer desirable in the conduct of its business.

9.5              Maintenance of Registration.  Each Guarantor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. §§ 1051 et seq. to maintain trademark registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its Marks pursuant to 15 U.S.C. §§ 1058(a), 1059 and 1065, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all reasonable administrative and judicial remedies without prior written consent of the Administrative Agent (which consent will not be unreasonably withheld or delayed) except if, in its reasonable business judgment, such action is no longer desirable in the conduct of its business.

9.6              Future Registered Marks.  If any Mark registration issues hereafter to a Guarantor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within 60 days of receipt of such certificate, such Guarantor shall deliver to the Administrative Agent a copy of such certificate, and a grant of security in such Mark to the Administrative Agent, confirming the grant thereof hereunder, the form of such confirmatory grant to be substantially the same as the form hereof.

9.7              Remedies.  If an Event of Default shall occur and be continuing, the Administrative Agent may, by written notice to the Guarantors, take any or all of the following actions:  (i) declare the entire right, title and interest of each Guarantor in and to each of such Guarantor's Marks together with the goodwill of the business associated therewith, together with all trademark rights and rights of protection to the same, vested in the Administrative Agent for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest, in the Administrative Agent for the benefit of the Secured Creditors, in which case the Administrative Agent shall be entitled to exercise the power of attorney referred to in Section 9.1 to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency; (ii) take and use or sell the Marks together with the goodwill of such Guarantor's business symbolized by the Marks and the right to carry on the business and use the assets of such Guarantor in connection with which the Marks have been used; and (iii) direct such Guarantor to refrain, in which event such Guarantor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if requested by the Administrative Agent, change such Guarantor's corporate name to eliminate therefrom any use of any Mark and execute such other and further documents that the Administrative Agent may request to further confirm this and to transfer ownership of the Marks and any registrations and any trademark application in the United States Patent and Trademark Office or any equivalent government agency or office in any foreign jurisdiction to the Administrative Agent.

ARTICLE X
SPECIAL PROVISIONS CONCERNING PATENTS AND COPYRIGHTS AND TRADE SECRETS

10.1          Additional Representations and Warranties.  Each Guarantor represents and warrants that it is the true and lawful exclusive owner of or otherwise has the right to use (i) all material Trade Secrets necessary to operate the business of such Guarantor, (ii) the Patents listed in Annex F hereto for such Guarantor and (iii) the Copyrights listed in Annex G hereto for such Guarantor, that to the best of its knowledge said Patents include all the United States patents and applications for United States patents that such Guarantor now owns or otherwise has the right to use (except for any patent that such Guarantor does not have the right to assign or grant a security interest in) and that said Copyrights constitute all the United States copyrights registered with the United States Copyright Office and applications for United States copyrights that such Guarantor now owns or otherwise has the right to use and that in each case are necessary in the conduct of the business of such Guarantor.  Each Guarantor represents and warrants that it owns or is licensed to practice under all Patents and Copyrights that it now uses or practices under.  Each Guarantor further warrants that, except as set forth in Schedule F(I), it is aware of no third party claim that any aspect of such Guarantor's present or contemplated business operations infringes or will infringe any patent or any copyright or which such Guarantor has misappropriated any Trade Secrets or proprietary information.  Each Guarantor hereby grants to the Administrative Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office or the United States Copyright Office in order to effect an absolute assignment of all right, title and interest in each Patent and Copyright, and record the same.

10.2          Licenses and Assignments.  Other than the license agreements listed on Annex E hereto and any extensions or renewals thereof, Each Guarantor hereby agrees not to divest itself of any right under any Patent or Copyright absent prior written approval of the Administrative Agent except that such Guarantor may license any of its rights to such Patent or Copyright in the ordinary course of business provided that such license does not materially interfere with the business of such Guarantor or any Subsidiary consistent with past practices or as is consistent with its existing licensing strategy.

10.3          Infringements.   Each Guarantor agrees, promptly upon learning thereof, to furnish the Administrative Agent in writing with all pertinent information (except for any privileged information)available to such Guarantor with respect to any infringement or other violation of such Guarantor's rights in and to any Patent or Copyright to the extent that such Guarantor reasonably believes that such infringement or violation is material to its business, or with respect to any claim that practice of any Patent or Copyright violates any property right of a third party, or with respect to any misappropriation of any Trade Secret by such Guarantor or any claim that such Guarantor's practice of any Trade Secret violates any property right of a third party.   Each Guarantor further agrees, consistent with good business practice and absent direction of the Administrative Agent to the contrary, diligently to prosecute any Person infringing any Patent or Copyright or any Person misappropriating any of such Guarantor's Trade Secrets to the extent that such Guarantor reasonably believes that such infringement or misappropriation is material to its business.

10.4          Maintenance of Patents.  At its own expense, each Guarantor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. § 41 to maintain in force rights under each Patent except if, in its reasonable business judgment, such maintenance of such Patent is no longer desirable in the conduct of its business.

10.5          Prosecution of Patent Application.  At its own expense, each Guarantor shall diligently prosecute all applications for Patents listed in Annex F hereto for such Guarantor and shall not abandon any such application prior to exhaustion of all reasonable administrative and judicial remedies, absent written consent of the Administrative Agent; provided, however, that to the extent permitted by the Credit Agreement, no Guarantor shall be obligated to prosecute any application in the event such Guarantor determines, in its reasonable business judgment, that the prosecuting of such application is no longer necessary or desirable in the conduct of its business.

10.6          Other Patents and Copyrights.  Within 60 days of its acquisition of a Patent or Copyright, or of its filing of an application for a Patent or Copyright, each Guarantor shall deliver to the Administrative Agent a copy of said Patent or Copyright or such application, as the case may be, with a grant of security as to such Patent or Copyright, as the case may be, confirming the grant thereof hereunder, the form of such confirmatory grant to be substantially the same as the form hereof.

10.7          Remedies.  If an Event of Default shall occur and be continuing, the Administrative Agent may by written notice to Guarantors, take any or all of the following actions:  (i) declare the entire right, title, and interest of Guarantors in each of the Patents and Copyrights vested in the Administrative Agent for the benefit of the Secured Creditors, in which event such right, title, and interest shall immediately vest in the Administrative Agent for the benefit of the Secured Creditors, in which case the Administrative Agent shall be entitled to exercise the power of attorney referred to in Section 10.1 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency; (ii) take and practice or sell the Patents and Copyrights; and (iii) direct Guarantors to refrain, in which event each Guarantor shall refrain, from practicing the Patents and using the Copyrights directly or indirectly, and each Guarantor shall execute such other and further documents as the Administrative Agent may request further to confirm this and to transfer ownership of the Patents and Copyrights to the Administrative Agent for the benefit of the Secured Creditors.

[Signature Page Follows]

                        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

VISION-EASE LENS, INC.,
as Guarantor

                        By:  /s/ Bradley D. Carlson

                        Name:  Bradley D. Carlson

                        Title:  Treasurer

VISION-EASE LENS AZUSA, INC.,
as Guarantor

                        By:  /s/ Bradley D. Carlson

                        Name:  Bradley D. Carlson

                        Title:  Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS,
(formerly named Bankers Trust Company),
 as Administrative Agent

                        By:  /s/ Mary Jo Jolly

                        Name:  Mary Jo Jolly

                        Title:  Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION

                        By:  /s/ Nicholas G. Myers

                        Name:  Nicholas G. Myers

                        Title:  Assistant Vice President